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                                                                      EXHIBIT 21

                       LIST OF REGISTRANT'S SUBSIDIARIES


  1.         Universal Forest Products of Canada, Inc., a Canadian Corporation.

  2.         Universal Forest Products de Mexico, S.A. de C.V., a Mexican
             Corporation.

  3.         Universal Forest Products Eastern Company, Inc., a Michigan
             Corporation.

  4.         Universal Forest Products Southern Company, Inc., a Michigan
             Corporation.

  5.         Universal Forest Products Midwest Company, Inc., a Michigan
             Corporation.

  6.         Universal Forest Products Southwest Company, Inc., a Michigan
             Corporation.

  7.         Universal Forest Products Far West Company, Inc., a Michigan
             Corporation.

  8.         Universal Forest Products Properties Company, Inc., a Michigan
             Corporation.

  9.         Universal Forest Products Holding Company, Inc., a Michigan
             Corporation.

 10.         Universal Forest Products - FSC, Inc., a Barbados Corporation.